Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(511,552)
Unrealized Gain (Loss) on Market Value of Futures	448,064
Interest Income	1,376
Total Income (Loss)	$(62,112)

Expenses
Investment Advisory Fee	$7,198
Brokerage Commissions	1,262
NYMEX License Fee	281
Non-interested Directors' Fees and Expenses	66
Prepaid Insurance Expense	11
Other Expenses	8,250
Total Expenses	17,068
Expense Waiver	(6,450)
Net Expenses	$10,618
Net Gain (Loss)	$(72,730)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/09	$15,064,156
Net Gain (Loss)	(72,730)

Net Asset Value End of Period	$14,991,426
Net Asset Value Per Unit (600,000 Units)	$24.99

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502